News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Robin Blackwell
	Executive Vice President and	Vice President Corporate Communications
	Chief Financial Officer	and Investor Relations
	williamlowe@kemet.com	robinblackwell@kemet.com
	864-963-6484	954-245-8742

KEMET REPORTS PRELIMINARY FISCAL 2019 SECOND QUARTER RESULTS

•	Net sales of $349.2 million up 15.8% versus prior year second fiscal quarter

•	GAAP Diluted EPS up approximately 3X versus prior year second fiscal quarter

•	GAAP EPS of $0.63 per diluted share and Non-GAAP Adjusted EPS of $0.87 per diluted share

•	11th consecutive quarter over quarter revenue growth

•	GAAP Gross margin of 32.5% up 430 basis points versus same quarter prior year

•	Board approves instituting a quarterly dividend to shareholders of record as of November 16, 2018

Fort Lauderdale, Florida (October 30, 2018) - KEMET Corporation (“KEMET” or the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today reported preliminary results for its second fiscal quarter ended September 30, 2018.

Net sales of $349.2 million for the quarter ended September 30, 2018 increased $21.6 million, or 6.6%, from net sales of $327.6 million for the prior quarter ended June 30, 2018. Net sales increased $47.7 million, or 15.8% from net sales of $301.6 million for the quarter ended September 30, 2017.

“Margin expansion continued in all three of our business segments compared to the prior quarter, with the Solid Capacitor Group leading the way. Expectations are that we will see additional margin expansion in our next quarter ending this December and continue with another consecutive quarter over quarter revenue growth. Customer agreements on ceramics products have also been signed that establish ten-year commitments related to capacity expansion that will enable the Company to continue to grow and have committed utilization well into the future,” stated Per Loof, the Company's Chief Executive Officer. “We continue to be bullish on calendar year 2019 with continued demand in the MLCC space driving volume for both MLCC's and our Tantalum Polymer business. Given our financial strength, we are pleased to reward our shareholders with an additional return on their investment by announcing a dividend program today,” continued Loof.

U.S. GAAP net income was $37.1 million or $0.63 per diluted share for the quarter ended September 30, 2018, compared to U.S. GAAP net income of $35.2 million or $0.60 per diluted share for the quarter ended June 30, 2018. For the quarter ended September 30, 2017, the Company reported a U.S. GAAP net income of $12.8 million or $0.22 per diluted share.

Non-GAAP adjusted net income was $51.3 million or $0.87 per diluted share for the quarter ended September 30, 2018, compared to non-GAAP adjusted net income of $32.5 million or $0.55 per diluted share for the quarter ended June 30, 2018. For the quarter ended September 30, 2017, the Company reported non-GAAP adjusted net income of $26.4 million or $0.45 per diluted share.

Net income (loss) for the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017 include various items affecting comparability as denoted in the U.S. GAAP to non-GAAP reconciliation table included hereafter.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.

Quiet Period

Beginning January 1, 2019, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and could cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays, or unexpected costs in completing the Company's restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks, including the ability to successfully integrate and maintain adequate internal controls over financial reporting in compliance with applicable regulations; (viii) our acquisition of TOKIN Corporation may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting, and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters, data protection, cyber security, and privacy; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income;

(xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) disruption to our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) economic and demographic experience for pension and other post-retirement benefit plans could be less favorable than our assumptions; (xxii) fluctuation in distributor sales could adversely affect our results of operations; (xxiii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations; and (xxiv) volatility in our stock price.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended September 30,
	2018	2017
Net sales (1)	$349,233	$301,568
Operating costs and expenses:
Cost of sales (1)	235,668	216,664
Selling, general and administrative expenses	52,258	42,417
Research and development (1)	10,995	9,536
Restructuring charges	—	1,393
(Gain) loss on write down and disposal of long-lived assets	312	(39)
Total operating costs and expenses (1)	299,233	269,971
Operating income (loss) (1)	50,000	31,597
Non-operating (income) expense:
Interest income	(375)	(95)
Interest expense	7,287	7,365
Acquisition (gain) loss	—	(1,285)
Other (income) expense, net	4,011	10,153
Income (loss) before income taxes and equity income (loss) from equity method investments (1)	39,077	15,459
Income tax expense (benefit) (1)	2,000	2,864
Income (loss) before equity income (loss) from equity method investments (1)	37,077	12,595
Equity income (loss) from equity method investments	64	224
Net income (loss) (1)	$37,141	$12,819

Net income (loss) per basic share	$0.64	$0.26
Net income (loss) per diluted share	$0.63	$0.22

Weighted-average shares outstanding:
Basic	57,799	49,819
Diluted	59,197	58,409
_________________
(1) Quarter ended September 30, 2017 adjusted due to the adoption of ASC 606, Revenue from Contracts with Customers ("ASC 606").

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	September 30, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$263,047	$286,846
Accounts receivable, net (1)	157,013	146,561
Inventories, net	213,268	204,386
Prepaid expenses and other current assets	36,320	41,160
Total current assets (1)	669,648	678,953
Property, plant and equipment, net of accumulated depreciation of $857,866 and $866,614 as of September 30, 2018 and March 31, 2018, respectively	408,076	405,316
Goodwill	40,294	40,294
Intangible assets, net	55,457	59,907
Equity method investments	12,215	12,016
Deferred income taxes	12,124	13,837
Other assets (1)	11,783	12,600
Total assets (1)	$1,209,597	$1,222,923
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,553	$20,540
Accounts payable	138,253	139,989
Accrued expenses (1)	96,666	125,119
Income taxes payable	2,584	2,010
Total current liabilities (1)	258,056	287,658
Long-term debt	296,084	304,083
Other non-current obligations(1)	128,427	152,249
Deferred income taxes (1)	14,459	15,058
Total liabilities (1)	697,026	759,048
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 57,436 and 56,641 shares at September 30, 2018 and March 31, 2018, respectively	574	566
Additional paid-in capital	465,474	462,737
Retained earnings (deficit) (1)	75,731	3,370
Accumulated other comprehensive income (loss) (1)	(29,208)	(2,798)
Total stockholders’ equity (1)	512,571	463,875
Total liabilities and stockholders’ equity (1)	$1,209,597	$1,222,923
_________________
(1) Year ended March 31, 2018 adjusted due to the adoption of ASC 606.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six months ended September 30,
	2018	2017
Net income (loss) (1)	$72,361	$233,258
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities, net of effect of acquisitions:
Depreciation and amortization (1)	25,642	26,013
Equity (income) loss from equity method investments	5	(75,641)
Acquisition (gain) loss	—	(136,873)
Non-cash debt and financing costs	635	1,124
(Gain) loss on early extinguishment of debt	—	486
Stock-based compensation expense	8,477	2,631
Receivable write down	81	152
Rent receivable	817	—
(Gain) loss on write down and disposal of long-lived assets	823	(20)
Pension and other post-retirement benefits	2,549	2,608
Change in deferred income taxes	578	(126)
Change in operating assets (1)	(22,022)	20,586
Change in operating liabilities (1)	(56,800)	(34,639)
Other (1)	(147)	190
Net cash provided by (used in) operating activities (1)	32,999	39,749
Investing activities:
Capital expenditures	(40,478)	(17,830)
Acquisitions, net of cash received	—	167,129
Proceeds from sale of assets	—	600
Proceeds from dividend	776	585
Investment in joint venture	(1,000)	—
Net cash provided by (used in) investing activities	(40,702)	150,484
Financing activities:
Payments on revolving line of credit	—	(33,881)
Payment of long-term debt	(8,625)	(357,313)
Proceeds from issuance of debt	510	334,978
Debt issuance costs	—	(5,002)
Proceeds from exercise of stock warrants	—	8,838
Proceeds from exercise of stock options	471	4,066
Net cash provided by (used in) financing activities	(7,644)	(48,314)
Net increase (decrease) in cash, cash equivalents and restricted cash	(15,347)	141,919
Effect of foreign currency fluctuations on cash, cash equivalents and restricted cash (1)	(8,452)	1,980
Cash, cash equivalents, and restricted cash at beginning of fiscal period	286,846	109,774
Cash, cash equivalents, and restricted cash at end of fiscal period	263,047	253,673
Less: Restricted cash at end of period	—	—
Cash and cash equivalents at end of period	$263,047	$253,673
_________________
(1) Six Months Ended September 30, 2017 adjusted due to the adoption of ASC 606.

Non-GAAP Financial Measures

The Company utilizes certain Non-GAAP financial measures, including “Adjusted gross margin”, “Adjusted operating income (loss)”, “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP Gross margin to Non-GAAP Adjusted gross margin (amounts in thousands, except percentages):

	Quarters Ended
	(Unaudited)
	September 30, 2018	June 30, 2018	September 30, 2017
Net sales (1)	$349,233	$327,616	$301,568
Cost of sales (1)	235,668	232,795	216,664
Gross margin (U.S. GAAP) (1)	113,565	94,821	84,904
Gross margin as a % of net sales	32.5%	28.9%	28.2%
Non-GAAP adjustments:
Stock-based compensation expense	686	589	342
Plant start-up costs	1,361	753	—
Adjusted gross margin (non-GAAP)	$115,612	$96,163	$85,246
Adjusted gross margin as a % of net sales (non-GAAP)	33.1%	29.4%	28.3%
_________________
(1) Quarter ended September 30, 2017 adjusted due to the adoption of ASC 606.

Adjusted Operating Income (Loss)

Adjusted operating income (loss) represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. We use Adjusted operating income (loss) to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below, which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted operating income (loss) is useful to investors to provide a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income (loss) should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended
	(Unaudited)
	September 30, 2018	June 30, 2018	September 30, 2017
Operating income (loss) (U.S. GAAP) (1)	$50,000	$35,176	$31,597
Non-GAAP adjustments:
Restructuring charges	—	(96)	1,393
ERP integration/IT transition costs	1,593	1,650	—
Stock-based compensation expense	4,417	4,060	1,530
Legal expenses/fines related to antitrust class actions	1,740	1,286	2,375
Plant start-up costs	1,361	753	—
(Gain) loss on write down and disposal of long-lived assets	312	511	(39)
Adjusted operating income (loss) (non-GAAP) (1)	$59,423	$43,340	$36,856
_________________
(1) Quarter ended September 30, 2017 adjusted due to the adoption of ASC 606.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per basic and diluted share” represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below.  The Company believes that these Non-GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations.  Management uses these Non-GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-GAAP financial measures should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-GAAP Adjusted net income (loss) (amounts in thousands, except per share data):

	Quarters Ended
	(Unaudited)
	September 30, 2018	June 30, 2018	September 30, 2017
U.S. GAAP
Net sales (1)	$349,233	$327,616	$301,568
Net income (loss) (1)	$37,141	$35,220	$12,819

Net income (loss) per basic share	$0.64	$0.61	$0.26
Net income (loss) per diluted share	$0.63	$0.60	$0.22

Non-GAAP
Net income (loss) (1)	$37,141	$35,220	$12,819
Adjustments:
Acquisition (gain) loss	—	—	(1,285)
Restructuring charges	—	(96)	1,393
Research and development grant reimbursement	—	(4,087)	—
ERP integration/IT transition costs	1,593	1,650	—
Stock-based compensation expense	4,417	4,060	1,530
Legal expenses/fines related to antitrust class actions	6,060	1,248	10,327
Net foreign exchange (gain) loss	193	(7,521)	1,891
Amortization included in interest expense	406	229	664
Equity (income) loss from equity method investments	(64)	69	(224)
Plant start-up costs	1,361	753	—
(Gain) loss on write down and disposal of long-lived assets	312	511	(39)
Income tax effect of non-GAAP adjustments	(164)	451	(631)
Adjusted net income (loss) (non-GAAP) (1)	$51,255	$32,487	$26,445
Adjusted net income (loss) per basic share (non-GAAP)	$0.89	$0.57	$0.53
Adjusted net income (loss) per diluted share (non-GAAP)	$0.87	$0.55	$0.45
Weighted average shares outstanding:
Weighted average shares-basic	57,799	57,339	49,819
Weighted average shares-diluted	59,197	59,038	58,409
_________________
(1) Quarter ended September 30, 2018 adjusted due to the adoption of ASC 606.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to exclude certain items which are outlined in the quantitative reconciliation provided herein.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect any income tax expense or benefit, including any potential changes to income tax resulting from The Tax Cuts and Jobs Act enacted on December 22, 2017;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA as supplementary information.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Quarters Ended
	(Unaudited)
	September 30, 2018	June 30, 2018	September 30, 2017
Net income (loss) (U.S. GAAP)(1)	$37,141	$35,220	$12,819

Non-GAAP adjustments:
Interest expense, net	6,912	6,658	7,270
Income tax expense (benefit) (1)	2,000	4,600	2,864
Depreciation and amortization(1)	12,545	13,097	13,554
EBITDA (non-GAAP)(1)	58,598	59,575	36,507
Excluding the following items:
Acquisition (gain) loss	—	—	(1,285)
Restructuring charges	—	(96)	1,393
Research and development grant reimbursement	—	(4,087)	—
ERP integration/IT transition costs	1,593	1,650	—
Stock-based compensation expense	4,417	4,060	1,530
Legal expenses/fines related to antitrust class actions	6,060	1,248	10,327
Net foreign exchange (gain) loss	193	(7,521)	1,891
Equity (income) loss from equity method investments	(64)	69	(224)
Plant start-up costs	1,361	753	—
(Gain) loss on write down and disposal of long-lived assets	312	511	(39)
Adjusted EBITDA (non-GAAP) (1)	$72,470	$56,162	$50,100
_________________
(1) Quarters ended September 30, 2017 adjusted due to the adoption of ASC 606.